EXHIBIT 1


                                JOINT FILING AGREEMENT
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               In accordance with Rule 13d-1(f) under the Securities
          Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of EIF Holdings, Inc., a Hawaii corporation. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement this 29th day of December, 1997.


                                    /s/ Frank J. Fradella
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                                        FRANK J. FRADELLA


                                   /s/ Catherine A. Fradella
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                                        CATHERINE A. FRADELLA